SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

(972) 387-1487

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2005, U.S. Restaurant Properties, Inc. (the “Company”) filed an Amendment to the Articles Supplementary creating the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”). The Amendment increased the number of authorized shares of Series A Preferred from 4,100,000 to 8,000,000. In addition, on February 22, 2005, the Company filed Articles Supplementary creating a new series of preferred stock, the 7.5% Series C Redeemable Convertible Preferred Stock consisting of 7,500,000 shares. On February 24, 2005, the Company filed an amendment to its Restated Articles, increasing the authorized number of shares of its common stock, par value $0.001 per share, to 300,000,000 and increasing the authorized number of shares of its preferred stock, par value $0.001 per share, to 100,000,000.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Articles of Amendment to the Registrant’s Restated Articles

3.2	Amendment to Articles Supplementary Classifying and Designating A Series of Preferred Stock As Series A Cumulative Convertible Preferred Stock

3.3	Articles Supplementary Establishing and Fixing The Rights and Preferences of 7.5% Series C Redeemable Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on February 22, 2005)

2

Index to Exhibits

Exhibit Number

3.1	Articles of Amendment to the Registrant’s Restated Articles

3.2	Amendment to Articles Supplementary Classifying and Designating A Series of Preferred Stock As Series A Cumulative Convertible Preferred Stock

3.3	Articles Supplementary Establishing and Fixing The Rights and Preferences of 7.5% Series C Redeemable Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on February 22, 2005)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ STACY M. RIFFE
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Date: February 24, 2005

4